PART IV
ITEM 15 Exhibits and Financial Statement Schedules

Exhibit 21    Subsidiaries of the Registrant

Listed below are subsidiaries of Cigna Corporation as of December 31, 2013 with their jurisdictions of organization shown in parentheses. Those subsidiaries not listed would not, in the aggregate, constitute a "significant subsidiary" of Cigna Corporation, as that term is defined in Rule 1-02(w) of Regulation S-X.

Entity Name	Jurisdiction

Allegiance Life & Health Insurance Company, Inc.	Montana
Allegiance Re, Inc.	Montana
American Retirement Life Insurance Company	Ohio
Benefits Management Corp.	Montana
Bravo Health Mid-Atlantic, Inc.	Maryland
Bravo Health of Pennsylvania, Inc.	Pennsylvania
Bravo Health, LLC	Delaware
Central Reserve Life Insurance Company	Ohio
Ceres Sales of Ohio, LLC	Ohio
Cigna & CMC Life Insurance Company Limited	China
Cigna Apac Holdings Limited	New Zealand
Cigna Arbor Life Insurance Company	Connecticut
Cigna Behavioral Health of California, Inc.	California
Cigna Behavioral Health of Texas, Inc.	Texas
Cigna Behavioral Health, Inc.	Minnesota
Cigna Benefits Financing, Inc.	Delaware
Cigna Brokerage Services (Thailand) Limited	Thailand
Cigna Chestnut Holdings, Ltd.	United Kingdom
Cigna Corporate Services, LLC	Delaware
Cigna Data Services (Shanghai) Company Limited	China
Cigna Dental Health of California, Inc.	California
Cigna Dental Health of Colorado, Inc.	Colorado
Cigna Dental Health of Delaware, Inc.	Delaware
Cigna Dental Health of Florida, Inc.	Florida
Cigna Dental Health of Illinois, Inc.	Illinois
Cigna Dental Health of Kansas, Inc.	Kansas
Cigna Dental Health of Kentucky, Inc.	Kentucky
Cigna Dental Health of Maryland, Inc.	Maryland
Cigna Dental Health of Missouri, Inc.	Missouri
Cigna Dental Health of New Jersey, Inc.	New Jersey
Cigna Dental Health of North Carolina, Inc.	North Carolina
Cigna Dental Health of Ohio, Inc.	Ohio
Cigna Dental Health of Pennsylvania, Inc.	Pennsylvania
Cigna Dental Health of Texas, Inc.	Texas
Cigna Dental Health of Virginia, Inc.	Virginia
Cigna Dental Health Plan of Arizona, Inc.	Arizona
Cigna Dental Health, Inc.	Florida
Cigna Europe Insurance Company S.A.-N.V.	Belgium
Cigna European Services (UK) Limited	United Kingdom
Cigna Finans Emeklilik ve Hayat A.S.	Turkey
Cigna Global Holdings, Inc.	Delaware
Cigna Global Insurance Company Limited	Guernsey, C.I
Cigna Global Reinsurance Company, Ltd.	Bermuda
Cigna Hayat Sigorta A.S.	Turkey
Cigna Health and Life Insurance Company	Connecticut
Cigna Health Corporation	Delaware
Cigna Health Management, Inc.	Delaware
Cigna Health Solutions India Pvt. Ltd.	India
Cigna Healthcare Holdings, Inc.	Colorado
Cigna Healthcare Mid-Atlantic, Inc.	Maryland
Cigna Healthcare of Arizona, Inc.	Arizona
Cigna Healthcare of California, Inc.	California
Cigna Healthcare of Colorado, Inc.	Colorado
Cigna Healthcare of Connecticut, Inc.	Connecticut
Cigna Healthcare of Florida, Inc.	Florida

CIGNA CORPORATION - 2013 Form 10-K    E-5

PART IV
ITEM 15 Exhibits and Financial Statement Schedules

Entity Name	Jurisdiction

Cigna Healthcare of Georgia, Inc.	Georgia
Cigna Healthcare of Illinois, Inc.	Illinois
Cigna Healthcare of Indiana, Inc.	Indiana
Cigna Healthcare of Maine, Inc.	Maine
Cigna Healthcare of Massachusetts, Inc.	Massachusetts
Cigna Healthcare of New Hampshire, Inc.	New Hampshire
Cigna Healthcare of New Jersey, Inc.	New Jersey
Cigna Healthcare of New York, Inc.	New York
Cigna Healthcare of North Carolina, Inc.	North Carolina
Cigna Healthcare of Pennsylvania, Inc.	Pennsylvania
Cigna Healthcare of South Carolina, Inc.	South Carolina
Cigna Healthcare of St. Louis, Inc.	Missouri
Cigna Healthcare of Tennessee, Inc.	Tennessee
Cigna Healthcare of Texas, Inc.	Texas
Cigna Healthcare of Utah, Inc.	Utah
Cigna HLA Technology Services Company Limited	Hong Kong
Cigna Holdings Overseas, Inc.	Delaware
Cigna Holdings, Inc.	Delaware
Cigna Hong Kong Holdings Company Limited	Hong Kong
Cigna Insurance Public Company Limited	Thailand
Cigna Insurance Services (Europe) Limited	United Kingdom
Cigna International Corporation	Delaware
Cigna International Services Australia Pty. Ltd.	Australia
Cigna Investment Group, Inc.	Delaware
Cigna Investments, Inc.	Delaware
Cigna Korea Foundation	Korea
Cigna Life Insurance Company of Canada	Canada
Cigna Life Insurance Company of Europe S.A.- N.V.	Belgium
Cigna Life Insurance Company of New York	New York
Cigna Life Insurance New Zealand Limited	New Zealand
Cigna Nederland Alpha Cooperatief U.A.	Netherlands
Cigna Nederland Beta N.V.	Netherlands
Cigna Nederland Gamma N.V.	Netherlands
Cigna Brokerage & Marketing (Thailand) Limited	Thailand
Cigna Saico Benefits Services WLL	Bahrain
Cigna Taiwan Life Assurance Company Limited	Taiwan
CignaTTK Health Insurance Company Limited	India
Cigna Worldwide General Insurance Company Limited	Hong Kong
Cigna Worldwide Insurance Company	Delaware
Cigna Worldwide Life Insurance Company Limited	Hong Kong
Connecticut General Corporation	Connecticut
Connecticut General Life Insurance Company	Connecticut
FirstAssist Administration Limited	United Kingdom
FirstAssist Group Holdings Limited	United Kingdom
FirstAssist Group Limited	United Kingdom
FirstAssist Legal Protection Limited	United Kingdom
Great-West Healthcare of Illinois, Inc.	Illinois
Healthsource, Inc.	New Hampshire
HealthSpring, Inc.	Delaware
HealthSpring of Alabama, Inc	Alabama
HealthSpring of Florida, Inc.	Florida
HealthSpring Life & Health Insurance Company, Inc.	Texas
HealthSpring Management, Inc.	Tennessee
HealthSpring of Tennessee, Inc.	Tennessee
KDM Thailand Limited	Thailand
Life Insurance Company of North America	Pennsylvania
LINA Financial Service	Korea
LINA Life Insurance Company of Korea	Korea
Loyal American Life Insurance Company	Ohio
MCC Independent Practice Association of New York, Inc.	New York
NewQuest, LLC	Texas
Provident American Life and Health Insurance Company	Ohio

E-6    CIGNA CORPORATION - 2013 Form 10-K

PART IV
ITEM 15 Exhibits and Financial Statement Schedules

Entity Name	Jurisdiction

PT. Asuransi Cigna	Indonesia
RHP ThailandLimited	Thailand
Tel Drug, Inc.	South Dakota
Tel Drug of Pennsylvania, LLC	Pennsylvania
Temple Insurance Company Limited	Bermuda
United Benefit Life Insurance Company	Ohio
Vanbreda International LLC	Florida
Vanbreda International N.V.	Belgium
Vanbreda International SD.BHD	Malaysia
Vielife Holdings Limited	United Kingdom
Vielife Limited	United Kingdom

CIGNA CORPORATION - 2013 Form 10-K    E-7